Exhibit 99.1

Verigy Announces Financial Results for Third Quarter, 2007

CUPERTINO, Calif., Aug. 22, 2007 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its fiscal third quarter, ended July 31, 2007.

Third quarter revenue was $204 million, an 11 percent increase from the prior quarter revenue of $183 million and a 5 percent decrease from $214 million in the third quarter of fiscal 2006.  Orders for the third quarter were $208 million, an increase of 3 percent from the prior quarter orders of $202 million.  The book-to-bill ratio for the third quarter was 1.02.

On a GAAP basis, net income for the quarter was approximately $30 million, or $0.50 per fully diluted share, compared to net income of $22 million, or $0.36 per fully diluted share in the prior quarter, and to net income of $13 million, or $0.23 per fully diluted share in the prior year period.  Net income for the third quarter included approximately $1.5 million of charges related to separation and restructuring activities undertaken in connection with Verigy’s spin-off from Agilent Technologies last year.  Excluding these charges related to the spin-off, non-GAAP net income for the third quarter was $32 million, or $0.52 per fully diluted share.

“Verigy achieved a significant milestone during the third quarter: we celebrated our one year anniversary as a public company,” said Keith Barnes, Verigy chairman, chief executive officer and president.  “Q3 was also our fifth consecutive quarter of strong profitability, and we are very pleased with the performance of both our SOC and memory products in the quarter.  We are off to a great start with the new 93K modules that we introduced last month. Several customers have evaluated or placed orders for them in Q3, and we believe that these new products will help us increase revenue and gain market share over the next year.”

“Our Q3 results represent another quarter of solid execution and tight management of working capital,” said Bob Nikl, Verigy chief financial officer.  “We ended the quarter with perhaps the best-in-class balance sheet and gross margin improved by two percentage points. We continue to expand and enhance our product platforms, increase our served available markets, and strengthen our customer base.”

Outlook for Q4 2007

For the fourth quarter ending October 31, 2007, the company provided the following guidance:

•                  Revenue is expected to be in the range of $195 to $205 million.

•                  GAAP net income is expected to be in the range of $28 to $31 million, or $0.46 to $0.51 per fully diluted share.

•                  On a non-GAAP basis, the company expects to report net income of $29 to $32 million, or $0.47 to $0.52 per fully diluted share. To reconcile fourth quarter GAAP and non-GAAP net income and earnings per share, the company expects to exclude approximately $500 thousand to $1 million of charges from the GAAP results.

Conference Call and Webcast

Verigy’s management will present more details on its third quarter results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q3 Fiscal Year 2007 Verigy Earnings Conference Call” in the “Events & Presentations” section. The webcast will remain available on the company’s Web site for fourteen days.

A telephone replay of the conference call will be available from 3:30 p.m. (Pacific) today through Sept. 5, 2007. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter pass code 58443972.

About Verigy

Verigy designs, develops, manufactures, sells and services advanced test systems and solutions for the memory and system-on-chip segments of the semiconductor industry. Verigy’s scalable platform systems are used by leading semiconductor companies worldwide in design validation, characterization, and high volume manufacturing test. Formerly part of Agilent Technologies, the company began doing business as Verigy on June 1, 2006 and completed its initial public offering on June 13, 2006. Information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements regarding Verigy’s guidance for the fourth quarter and other statements that express the company’s expectations, beliefs, plans and forecasts. These forward-looking statements are based on current information and estimates, and are not guarantees of future performance or events.  These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  The risks and uncertainties include, but are not limited to, unforeseen changes in demand for semiconductors and thus for semiconductor test solutions, the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.  Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2007.  The forward-looking statements, including guidance, are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Our management uses non-GAAP measures to evaluate the operating performance of the company. By eliminating the separation and restructuring charges associated with Verigy’s spin-off from Agilent Technologies, management believes it is better able to assess the operating performance of the business.  Since management finds the non-GAAP information to be useful, we believe that our investors also benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results.  This information also facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.  A reconciliation between our GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.

VERIGY LTD.

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31		July 31
	2007	2006	2007	2006

Orders:	$208	$199	$543	$688

Net revenue:
Products	$168	$181	$443	$482
Services	36	33	109	94
Total net revenue	204	214	552	576

Cost of sales:
Cost of products (*)	85	88	233	243
Cost of services (*)	26	23	76	72
Total cost of sales	111	111	309	315

Operating expenses:
Research and development (*)	23	25	68	75
Selling, general and administrative (*)	38	37	107	114
Restructuring charges	—	2	—	16
Separation costs	1	21	4	56
Total operating expenses	62	85	179	261

Income (loss) from operations	31	18	64	—
Other income (expense), net	3	2	10	2

Income before taxes	34	20	74	2
Provision for income taxes	4	7	9	16

Net income (loss)	$30	$13	$65	$(14)

Net income (loss) per share- basic:	$0.50	$0.23	$1.10	$(0.28)

Net income (loss) per share- diluted:	$0.50	$0.23	$1.09	$(0.28)

Weighted average shares (presented in thousands) used in computing net income (loss) per share:
Basic	59,428	54,662	59,068	51,571
Diluted	60,418	54,681	59,708	51,571

* Share-based compensation expense by function:
Cost of products	$0.4	$0.3	$1.2	$1.5
Cost of services	$0.2	$0.1	$0.6	$0.1
Research and development	$0.4	$0.2	$1.3	$1.0
Selling, general and administrative	$2.4	$1.1	$7.2	$5.6

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	July 31	October 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$130	$300
Short-term marketable securities	261	—
Trade accounts receivable, net	78	108
Receivables from Agilent	—	8
Inventory	73	87
Other current assets	50	48
Total current assets	592	551

Property, plant and equipment, net	41	44
Goodwill	18	18
Other long-term assets	63	61
Total assets	$714	$674

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$77	$75
Payables to Agilent	6	37
Employee compensation and benefits	40	43
Deferred revenue, current	55	58
Income and other taxes payable	10	23
Other current liabilities	16	15
Total current liabilities	204	251

Long-term liabilities	31	34
Total liabilities	235	285

Commitments and contingencies

Shareholders’ equity
Ordinary shares, no par value, 59,649,747 issued and outstanding at July 31, 2007
Additional paid in capital	383	358
Retained earnings	99	34
Accumulated other comprehensive loss	(3)	(3)
Total shareholders’ equity	479	389
Total liabilities and shareholders’ equity	$714	$674

VERIGY LTD.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended								Year-to-Date Ended
	October 31, 2007	EPS	July 31, 2007	EPS	April 30, 2007	EPS	January 31, 2007	EPS	2007	EPS

GAAP net income	$—	$—	$30	$0.50	$22	$0.36	$13	$0.22	$65	$1.09
Non-GAAP adjustments:
Restructuring charges in cost of sales	—	—	0.5	0.01	1.1	0.02	1.1	0.02	2.7	0.04
Restructuring charges in operating expenses	—	—	—	—	—	—	—	—	—	—
Separation related costs in cost of sales	—	—	0.4	—	0.4	0.01	0.2	—	1.0	0.02
Separation related costs in operating expenses	—	—	0.6	0.01	0.9	0.01	2.0	0.04	3.5	0.06
Non-GAAP net income	$—	$—	$32	$0.52	$24	$0.40	$16	$0.28	$72	$1.21

	Three Months Ended								Twelve Months Ended
	October 31, 2006	EPS	July 31, 2006	EPS	April 30, 2006	EPS	January 31, 2006	EPS	2006	EPS

GAAP net income (loss)	$14	$0.25	$13	$0.23	$(11)	(0.22)	$(16)	(0.32)	$—	$—
Non-GAAP adjustments:
Restructuring charges in cost of sales	2.2	0.03	2.2	0.04	2.4	0.05	0.9	0.02	7.7	0.14
Restructuring charges in operating expenses	0.9	0.01	1.6	0.03	8.0	0.16	6.0	0.12	16.5	0.31
Separation related costs in cost of sales	1.0	0.02	—	—	3.7	0.07	—	—	4.7	0.09
Separation related costs in operating expenses	12.6	0.21	20.9	0.38	20.0	0.40	15.0	0.30	68.5	1.28
Other	—	—	—	—	(0.7)	(0.01)	—	—	(0.7)	(0.01)
Non-GAAP net income	$31	$0.52	$38	$0.68	$22	$0.45	$6	$0.12	$97	$1.81